CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of Munder Series Trust, dated October 31, 2009, which is incorporated by reference in the Combined Proxy Statement/Prospectus in the Registration Statement of Munder Series Trust on Form N-14.

We also consent to the reference of our firm under the caption “Financial Highlights” in the Combined Proxy Statement/Prospectus of Munder Series Trust  and Munder Series Trust II and to the incorporation by reference of our reports, dated August 23, 2010, on Munder Energy Fund and Munder Growth Opportunities Fund (two of the portfolios of Munder Series Trust) and Munder Healthcare Fund (the portfolio of Munder Series Trust II) included in the Annual Reports to Shareholders for the fiscal year ended June 30, 2010, in this Registration Statement of Munder Series Trust on Form N-14.

ERNST & YOUNG LLP

Boston, Massachusetts
December 7, 2010